UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed on January 12, 2026, Lifeward Ltd. (the “Company”) entered into a Share Purchase Agreement (“Share Purchase Agreement”) with Oramed Pharmaceuticals, Inc. (“Oramed”) and Oratech Pharma, Inc. (“Oratech Pharma”), pursuant to which the Company agreed to acquire all of the outstanding equity interests in Oratech Pharma, a wholly-owned subsidiary of Oramed (the “Oratech Share Purchase”). On March 25, 2026, the Company completed its acquisition of Oratech in accordance with the terms of the Share Purchase Agreement.

At the closing of the Oratech Share Purchase, the Company issued an aggregate 2,256,476 shares of its ordinary shares (the “Ordinary Shares”) and pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”). As additional consideration to Oramed, the Company also issued 1,296,296 warrants to purchase Ordinary Shares (the “Transaction Warrants”) and has agreed to pay Oramed certain quarterly revenue sharing payments based on sales of the Company’s ReWalk Personal Exoskeleton products and related extended warranties.

On March 25, 2026, in connection with the closing of the Company’s acquisition of Oratech Pharma, the Company entered into: (i) a First Amendment to Share Purchase Agreement with Oramed and Oratech Pharma, pursuant to which the rights and obligations of Oratech Pharma under the Share Purchase Agreement were assigned to Oratech Ltd. (“Oratech”) (the “Amendment”) and (ii) an Assignment of Share Purchase Agreement with Oratech Pharma, and Oratech, pursuant to which Oratech Pharma transferred and assigned all of its rights, title and interest under the Share Purchase Agreement to Oratech and acknowledged by Lifeward and Oramed (the “Assignment”). The foregoing descriptions of the Amendment and the Assignment are not complete and are qualified in their entirety by reference to the full text of such documents, the forms of which are filed as Exhibits 2.1 and 2.2 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The material terms and conditions of the Share Purchase Agreement were described in Item 1.01 of the Current Report on Form 8-K filed by the Company on January 13, 2026 (the “Prior Report”) under the heading Share Purchase Agreement with Oramed, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which was filed as Exhibit 2.1 to the Prior Report.

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed and in connection with the Share Purchase Agreement, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Oramed, certain investors and Oramed, as collateral agent, on January 12, 2026, pursuant to which the Company agreed to issue to Oramed and certain investors senior secured convertible notes convertible into Ordinary Shares and accompanying warrants to purchase Ordinary Shares. On March 25, 2026, the Company issued: (i) $10,000,000.00 aggregate principal amount senior secured convertible notes (the “Initial Notes”), convertible into Ordinary Shares, and (ii) accompanying warrants to purchase Ordinary Shares (the “Initial Warrants”).

The issuance of the Ordinary Shares and the Ordinary Shares underlying the Pre-Funded Warrants and the Warrants (collectively, the “Securities”) were made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Securities issued were not registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The issuance of the Securities did not involve a public offering and were made without general solicitation or general advertising. Oramed and certain investors have represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

The material terms and conditions of the Securities Purchase Agreement were described in Item 1.01 of the Prior Report under the heading Securities Purchase Agreement, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which was filed as Exhibit 10.2 to the Prior Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. John William Poduska and Randel Richer

On March 25, 2026, Dr. John William Poduska and Randel Richner, current Class II directors of the Board of Directors (the “Board”) of the Company notified the Board of their decision to step down from the Board, effective as of March 25, 2026. The departure of Dr. Poduska and Ms. Richner did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. The Company extends its deepest gratitude to Dr. Poduska and Ms. Richner for their distinguished service to the Board and lasting contributions to the Company.

Appointment of New Directors

In connection with the closing of the Share Purchase Agreement, the Board also expanded the size of the Board from five to eight directors and appointed Nadav Kidron as a Class III director, Miriam Kidron, Ph.D., as a Class II director, and Yehuda Reznick as a Class I director (collectively, the “New Directors”), effective as of March 25, 2026 (the “Effective Date”).

As of the Effective Date, the (i) Audit Committee consists of Moshe Rozenbaum, William Mark Sigsbee and Mr. Reznick, with Mr. Rozenbaum serving as chair of the Audit Committee, (ii) Compensation Committee consists of Mr. Rozenbaum, Mr. Sigsbee and Mr. Reznick, with Mr. Sigsbee serving as chair of the Compensation Committee, and (iii) Nominating and Corporate Governance Committee consists of  Mr. Sigsbee and Mike Swinford, with Mr. Swinford serving as chair of the Nominating and Corporate Governance Committee.

As compensation for services as a director, the New Directors will be entitled to standard compensation available to non-employee directors of the Company as disclosed under “Director Compensation” in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on June 26, 2025. Other than with respect to the above-described arrangements, there are no transactions in which the New Directors have an interest requiring disclosure under Item 404(a) of Regulation S-K, and the New Directors do not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01	Exhibits

(d)

2.1	First Amendment to Share Purchase Agreement, dated March 25, 2026, by and among Lifeward Ltd., Oramed Pharmaceuticals, Inc. and Oratech Pharma Inc.
2.2	Assignment and Assumption Agreement, dated March 25, 2026, by and between Oratech Pharma Inc. and Oratech Ltd. and acknowledged by Lifeward Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: March 25, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer